UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169533	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information pertaining to the property acquisition set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.
On June 27, 2012, Cole MT Waxahachie TX, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Cole Operating Partnership IV, LP (“CCPT IV OP”), the operating partnership of Cole Credit Property Trust IV, Inc. (the “Company”), entered into an agreement of purchase and sale with Lincoln Waxahachie, Ltd., a Texas limited partnership (the “Seller”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement, CCPT IV OP purchased an approximately 82,458 square foot multi-tenant retail property (the “Property”), located in Waxahachie, TX for a gross purchase price of approximately $13.0 million, exclusive of closing costs. The Property was constructed in 1997 and is approximately 99% leased.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.
CCPT IV OP, through its wholly-owned subsidiary, acquired the Property from the Seller on June 27, 2012. The principal provisions of the lease terms for the major tenant at the Property are set forth in the following table:

	% of Total		Current	Base Rent
	Rentable	Renewal	Annual	per
Major Tenants (1)	Square Feet	Options (2)	Base Rent	Square Foot	Lease Term (3)
HEB Grocery Company, LP	85%	8/5 yr.	$762,356	$10.82	6/27/2012	6/30/2027

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the property and those tenants that generate greater than 10% of the revenue of the property.
(2)	Represents number of renewal options and the term of each option.
(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.
The purchase of the Property was funded with proceeds from the Company’s ongoing public offering of common stock and with borrowings from the Company’s revolving bank credit facility with J.P. Morgan Securities, LLC, as sole lead arranger (the “Credit Facility”). CCPT IV OP borrowed approximately $6.7 million under the Credit Facility on June 27, 2012. As of June 27, 2012, the borrowing base under the Credit Facility, based on the underlying collateral pool for qualified properties, and amount outstanding under the Credit Facility was approximately $32.8 million and $27.7 million, respectively. In connection with the acquisition, the Company paid an affiliate of Cole REIT Advisors IV, LLC, the Company’s advisor, acquisition fees of approximately $260,000.
In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Property, the Company considered a variety of factors, including the condition and financial performance of the Property; the terms of the existing leases and the creditworthiness of the tenants; Property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to renovate, improve or develop the Property, and the Company believes that the Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information pertaining to the Company’s borrowings under the Credit Facility set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before September 12, 2012, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2012	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Principal Financial Officer

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